Exhibit 10.33

MPG OFFICE TRUST, INC.
SEVERANCE PLAN

MPG Office Trust, Inc., a Maryland corporation (together with its direct and indirect subsidiaries, collectively, the “Company”), has adopted this MPG Office Trust, Inc. Severance Plan (the “Plan”) for the benefit of certain employees of the Company, on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to provide severance pay to such employees whose employment with the Company is terminated due to certain qualifying events as described herein. The Plan amends and restates in its entirety that certain MPG Office Trust, Inc. Change in Control Severance Plan, dated as of May 9, 2012 (the “CIC Severance Plan”). The Plan is effective with respect to Qualifying Terminations (as defined below) occurring on and after the Effective Date (as defined below).

1.          Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1        “Annual Base Compensation” means (i) for a salaried Employee, the Participant’s annual base salary in effect immediately prior to a Qualifying Termination, and (ii) for an hourly-paid Employee, an amount equal to the Participant’s regular base hourly cash compensation rate, multiplied by the Eligible Employee’s regularly scheduled weekly hours as of the date of termination, multiplied by 52, in each case, as determined without regard to any reduction in annual base salary or regular base hourly cash compensation rate, as applicable, that occurs on or after a Change in Control. For the avoidance of doubt, a Participant’s Annual Base Compensation shall not include any bonus, commission or other incentive compensation.

1.2        “Board” means the Board of Directors of MPG Office Trust, Inc., a Maryland corporation.

1.3        “Cause” for termination of a Participant’s service relationship means “Cause” as defined in the Participant’s employment agreement with the Company, if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the Participant’s continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the Participant’s significant and intentional breach of any of the Company’s policies; (iii) the Participant’s willful commission of an act of fraud or dishonesty; (iv) an act of embezzlement, theft or any other material violation of law by the Participant that occurs during or in the course of his or her employment with Company; (v) willful conduct by the Participant that is materially injurious to the Company, monetarily or otherwise; (vi) a willful breach by the Participant of his or her fiduciary duty to the Company and/or intentional damage to Company assets; or (vii) the Participant’s material breach of any confidentiality, non-compete or non-solicitation covenants entered into with the Company, including, but not limited, to any such covenants set forth in an employment agreement or offer letter between the Participant and the Company. For purposes of this definition, the determination of whether an action will be considered “willful” or “intentional” is to be made by the Company’s Chief Executive Officer and/or the Committee acting in good faith. “Cause” also includes any of the above grounds for termination regardless of whether the Company learns of it before or after the termination of a Participant’s service relationship.

1.4        “Change in Control” shall have the meaning set forth in the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P., as amended from time to time.

1.5        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.6        “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

1.7        “Company” means, collectively, MPG Office Trust, Inc., a Maryland corporation, and its direct and indirect subsidiaries.

1.8        “Date of Termination” shall mean the effective date of the termination of the Participant’s employment as specified in the Notice of Termination.

1.9        “Effective Date” means the date on which the Plan is adopted by the Board.

1.10      “Employee” means an individual who is an employee of the Company as of the Effective Date.

1.11      “Participant” means each Employee, other than an Employee who holds the title of Senior Vice President or above, subject to Section 12.2 hereof.

1.12      “Plan” means this MPG Office Trust, Inc. Severance Plan.

1.13      “Qualifying Termination” shall have the meaning provided in Section 4.3 hereof.

1.14      “Release” shall have the meaning provided in Section 4.2 hereof.

1.15      “Severance” shall have the meaning provided in Section 4.1 hereof.

1.16      “Successor Entity” means any entity that acquires or otherwise succeeds to all or substantially all of the business or assets of the Company upon and following a Change in Control.

1.17      “Year of Service” means a full or partial year of a Participant’s employment with the Company prior to his or her Date of Termination, as determined in accordance with the Company’s personnel records. Partial Years of Service shall be calculated on a pro rated daily basis through the last day of the Participant’s active employment. Unless otherwise determined by the Committee in its sole discretion, (i) in the case of a Participant who is a rehired employee, Years of Service shall not include the Participant’s period of employment with the Company prior to his or her rehiring, and (ii) Years of Service shall not include any service with any predecessor employer who was (or whose business or assets were) acquired by the Company.

2.          Effectiveness of the Plan. The Plan shall become effective as of the Effective Date.

3.          Administration. Subject to Section 12.4 hereof, the Plan shall be interpreted, administered and operated by the Committee, which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in the Plan.

4.          Severance.

4.1        Payment. If a Participant experiences a Qualifying Termination and the Participant executes and does not revoke a Release in accordance with Section 4.2 below, then, subject to Section 6.2 below, the Company shall pay to the Participant, within thirty (30) days after the Date of Termination, a lump-sum payment (the “Severance”) equal to a number of weeks of the Participant’s Annual Base Compensation determined by multiplying two (2) by the total number of the Participant’s Years of Service as of the Date of Termination, rounded to the nearest whole dollar; provided, that the maximum number of weeks of Severance payable under the Plan to any Participant shall be equal to the greater of (i) twenty-six (26) weeks of the Participant’s Annual Base Compensation, and (ii) the number of weeks of the Participant’s Annual Base Compensation determined by multiplying two (2) by the total number of the Participant’s Years of Service as of May 9, 2012 (i.e., the date on which the CIC Severance Plan was adopted by the Company).

For example, a Participant with three (3) Years of Service and an Annual Base Compensation of $60,000 would be entitled to six (6) weeks of his or her Annual Base Compensation, or $6,923, in the event of a Qualifying Termination, determined as follows:

(2 x 3 Years of Service) = 6 weeks of Annual Base Compensation

6 weeks of Annual Base Compensation = $60,000 x (6/52 weeks) (rounded to the nearest whole dollar) = $6,923

4.2        Release. Notwithstanding anything herein to the contrary, no Participant shall be eligible to receive any Severance under the Plan unless he or she first executes a general release of claims substantially in the form attached as Exhibit A hereto (the “Release”) within twenty-one (21) days (or forty-five (45) days if necessary to comply with applicable law) after the Date of Termination and does not revoke such Release within seven (7) days thereafter.

4.3        Qualifying Termination. “Qualifying Termination” means a Participant’s termination of employment with the Company by the Company without Cause. Notwithstanding anything contained herein, in no event shall a Participant be deemed to have experienced a Qualifying Termination if, in connection with a Change in Control or a disposition of one or more of the Company’s properties or assets, such Participant’s employment with the Company is terminated and the Participant is offered comparable employment or accepts comparable employment with the entity that acquires or succeeds to some or all of the Company’s properties, assets or business (or an affiliate thereof). Additionally, for the avoidance of doubt, (i) in the event that a Participant’s employment with the Company is terminated (other than by the Company for Cause, by the Participant’s voluntary resignation or due to the Participant’s death or disability) in connection with or by reason of a liquidation of the Company or a sale, liquidation or other disposition or exit (including any trustee sale, foreclosure, default, or placement into receivership) of all or substantially all of the Company’s direct or indirect assets (in each case, in a single transaction or series of transactions), such termination shall constitute a termination of the Participant’s employment by the Company without Cause for purposes of the Plan, and (ii) in no event shall a Participant be deemed to have experienced a Qualifying Termination as a result of the Participant’s death or disability.

5.          Limitations. Notwithstanding any provision of the Plan to the contrary, if a Participant’s status as an Employee is terminated for any reason other than due to a Qualifying Termination, the Participant shall not be entitled to receive any Severance under the Plan, and neither the Company nor any Successor Entity shall have any obligation to such Participant under the Plan.

6.          Section 409A.

6.1        General. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Committee determines that any payments or benefits under the Plan may not be either compliant with or exempt from Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion adopt such amendments to the Plan or take such other actions that the Committee determines are necessary or appropriate to (i) exempt the compensation and benefits payable under the Plan from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Committee to adopt any such amendment or take any other action.

6.2        Potential Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no amounts shall be paid to any Participant under the Plan during the six-month period following such Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) to the extent that the Committee reasonably determines that paying such amounts at the time or times indicated in the Plan would result in a prohibited distribution under
Section 409A(a)(2)(b)(i) of the Code. If the payment of

any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.

7.          Notice of Termination. Any purported termination of a Participant’s employment shall be communicated by written notice of termination from the terminating party to the other party, in accordance with Section 10 hereof, setting forth the basis for termination of the Participant’s employment and the Date of Termination (a “Notice of Termination”).

8.          No Mitigation. No Participant shall be required to seek other employment or to attempt in any way to reduce or mitigate any Severance payable under the Plan and the amount of any such Severance shall not be reduced by any other compensation paid or provided to any Participant following such Participant’s termination of service.

9.          Successors.

9.1        Company Successors. The Plan shall inure to the benefit of and shall be binding upon the Company, any Successor Entity, and their successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.

9.2        Participant Successors. The Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant shall die while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate.

10.        Notices. All communications relating to matters arising under the Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

MPG Office Trust
355 S. Grand Ave., Suite 3300
Los Angeles, CA 90071

Attention: General Counsel

11.        Claims Procedure; Arbitration.

11.1      A Participant may file with the Committee, in accordance with Section 10 above, a written claim for benefits under the Plan. The Committee shall, within a reasonable time not to exceed forty-five (45) days, unless special circumstances require an extension of time of not more than an additional forty-five (45) days (in which event a Participant will be notified of the delay during the first forty-five (45) day period), provide notice in writing to any Participant whose claim for benefits shall have been denied, delivered in accordance with Section 10 above, setting forth the following in a manner calculated to be understood by the Participant:

(a)    the specific reason or reasons for the denial;

(b)    specific reference to the provision or provisions of the Plan on which the denial is based;

(c)    a description of any additional material or information required to perfect the claim, an explanation of why such material or information is necessary; and

(d)    information as to the steps to be taken in order that the denial of the claim may be reviewed.

11.2      If written notice of the denial of a claim has not been provided to a Participant, and such claim has not been granted within the time prescribed in Section 11.1 above (including any applicable extension), the claim for benefits shall be deemed denied.

11.3      A Participant whose claim for benefits shall have been denied in whole or in part pursuant to Section 11.2 above may, within forty-five (45) days after either the receipt of the denial of the claim or from the time the claim is deemed denied (unless the notice of denial grants a longer period within which to respond), appeal such denial to the Company. The Participant may, upon request, at this time review documents pertinent to his claim and may submit written issues and comments.

11.4      The Company shall notify a Participant of its decision within forty-five (45) days after an appeal is received, unless special circumstances require an extension of time of not more than an additional forty-five (45) days (in which event a Participant will be notified of the delay during the first forty-five (45) day period). Such decision shall be given in writing in accordance with Section 10 above in a manner calculated to be understood by the Participant and shall include the following:

(a)    specific reasons for the decision; and

(b)    specific reference to the provision or provisions of the Plan on which the decision is based.

11.5      Any dispute arising under or in connection with the Plan shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Participant and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Participant and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Participant nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by the Participant and the Company; provided, however, that if the Participant is determined to be the prevailing party, the arbitrator may provide that such Participant shall be entitled to recover reasonable attorneys’ fees.

12.        Miscellaneous.

12.1      Entire Plan. The Plan contains the entire understanding of the parties relating to the subject matter hereof.

12.2      Plan Benefits in Addition to Other Severance Benefits. Any Severance payable to a Participant under the Plan shall be in addition to, and not in lieu of, any severance payments or benefits to which such Participant may be entitled pursuant to any individual employment agreement, offer letter or any other plan, program or arrangement of the Company, except to the extent expressly provided in such agreement, offer letter, plan, program or arrangement; provided, however, that any Participant who is a party to an individual employment agreement or offer letter that (i) specifically provides for severance equal to two weeks’ base salary for each year of service with the Company, and (ii) includes in such calculation prior service before the employee’s rehiring by the Company, shall not be eligible to receive any Severance under the Plan.

12.3      No Right to Continued Service. Nothing contained in the Plan shall (i) confer upon any Participant any right to continue as an Employee of the Company or any Successor Entity, (ii) constitute any contract of employment or agreement to continue employment for any particular period, or (iii) interfere in any way with the right of the Company or any Successor Entity to terminate a service relationship with any Participant, with or without Cause.

12.4      Termination and Amendment of Plan. Except as provided below, during the thirty (30) month period following a Change in Control, neither the Company nor any Successor Entity may terminate the Plan, nor may the Company or any Successor Entity amend the Plan if any such amendment would have an adverse impact on the interests of any Participant under the Plan, in either case, without the express written consent of each Participant so affected. At any time prior to a Change in Control, the Board may, in its sole discretion, terminate or amend the Plan. Following a Participant’s Qualifying Termination, no Plan termination or amendment shall adversely affect the rights of such Participant under the Plan without such Participant’s written consent.

12.5      Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance payable under the Plan.

12.6      Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

12.7      Applicable Law. The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to conflict of law principles that would result in the application of any law other than the law of the State of California).

12.8      Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

12.9      Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

12.10    Expenses. The expenses of administering the Plan shall be borne by the Company or any Successor Entity.

12.11    Unfunded Plan. The Plan is intended to be an “unfunded” plan for Severance benefits. With respect to any Severance payments not yet made to a Participant, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Successor Entity.

Exhibit A
GENERAL RELEASE AND WAIVER
FORM OF RELEASE
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership, MPG Office Trust Services, Inc., a Maryland corporation, and each of their partners, associates, affiliates, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, or under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called “Claims”).
The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock, restricted stock unit or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have with respect to payments or benefits to which the undersigned may be entitled under Section 4 of the MPG Office Trust, Inc. Severance Plan.
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE

Exh. A-1

MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
[IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1)    HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2)    HE HAS FORTY-FIVE (45) DAYS FROM HIS SEPARATION FROM SERVICE (AS DEFINED IN THE EMPLOYMENT AGREEMENT) TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(3)    HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.]1
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim. Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys’ fees under this paragraph.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission
__________
1Include if applicable.

Exh. A-2

of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Agreement, and the undersigned agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________________, 20__.

[NAME]

Exh. A-3